                                                                     EXHIBIT 1.1

                DEALER MANAGER AND CONSENT SOLICITATION AGREEMENT

                                 April [ ], 2001




Pegasus Satellite Communications, Inc.
c/o Pegasus Communications Management Company
225 City Line Avenue
Suite 200
Bala Cynwyd, PA 19004

Ladies and Gentlemen:

                  This agreement (this "Agreement") will confirm the understanding between Pegasus Satellite Communications, Inc., a Delaware corporation (the "Company"), CIBC World Markets Corp. ("CIBC") and Credit Suisse First Boston Corporation ("CSFBC" and, together with CIBC, the "Dealer Managers") pursuant to which the Company has retained the Dealer Managers to render financial advisory services to the Company and act as the exclusive dealer managers and solicitation agents for the Company, on the terms and subject to the conditions set forth herein, in connection with (i) the Company's offers to exchange (each, an "Exchange Offer" and together, the "Exchange Offers") (a) approximately $193.1 million in principal amount at maturity of its 13 1/2% Senior Subordinated Discount Notes due 2007 (the "New Subordinated Securities") in exchange for any and all of the approximately $193.1 million in principal amount at maturity of Golden Sky DBS, Inc.'s 13 1/2% Series B Senior Discount Notes due 2007 (the "DBS Securities") and (b) approximately $195.0 million in principal amount of its 12 3/8% Senior Notes due 2006 (the "New Senior Securities") in exchange for any and all of the approximately $195.0 million in principal amount of Golden Sky Systems, Inc.'s 12 3/8% Series A and B Senior Subordinated Notes due 2006 (the "GSS Securities") and (ii) the Consent Solicitations (as defined). The DBS Securities were issued under an indenture dated February 19, 1999 by Golden Sky DBS, Inc. and United States Trust Company of New York, as trustee (the "DBS Indenture") and the New Subordinated Securities, if and when issued, will be issued under a new indenture governing such securities (the "New Subordinated Indenture"). The GSS Securities were issued under an indenture dated July 31, 1998 by Golden Sky Systems, Inc. and State Street Bank and Trust Company of Missouri, as trustee (the "GSS Indenture") and the New Senior Securities, if and when issued, will be issued under a new indenture governing such securities (the "New Senior Indenture"). The Dealer Managers acknowledge that the Exchange Offers are subject to the conditions set forth in the Prospectus (as defined herein).

                  Concurrently with the Exchange Offers, the Company is soliciting (each a "Consent Solicitation") the consent (each a "Consent") of the Holders (as deferred herein) of DBS Securities and GSS Securities, in each case, to certain proposed amendments (the "Proposed Amendments") to the DBS Indenture and the GSS Indenture, respectively. Upon receipt of Consents representing a majority of the outstanding principal amount of the DBS Securities, the amendments to the DBS Indenture (the "Amended DBS Indenture") will become effective. Upon receipt of Consents representing a majority of the outstanding principal amount of the GSS Securities, the amendments to the GSS Indenture (the "Amended GSS Indenture") will become effective.

                  The New Subordinated Securities and the New Senior Securities will be offered and exchanged pursuant to a registration statement on Form S-4 filed and declared effective pursuant to the registration requirements of the Securities Act of 1933, as amended (the "Act"). Each Exchange Offer will be made to all registered holders of the GSS Securities and the DBS Securities (collectively, the "Holders").

                  The Company has prepared a registration statement and prospectus relating to each Exchange Offer, each Consent Solicitation, each of the Proposed Amendments, the New Subordinated Securities and the New Senior Securities.

         1. RETENTION. The Company hereby retains the Dealer Managers as the exclusive dealer managers and solicitation agents in connection with each Exchange Offer and related Consent Solicitation and, subject to the terms and conditions hereof, the Dealer Managers agree to act as the exclusive dealer managers and solicitation agents in connection with each Exchange Offer and related Consent Solicitation until the close of business on the date each Exchange Offer has been consummated. The Company hereby authorizes the Dealer Managers to act on its behalf in accordance with this Agreement and the terms of the Offering Documents (as hereinafter defined), which Offering Documents the Dealer Managers and any other broker or dealer or any commercial bank or trust company approved by the Company are entitled to use in connection with each solicitation of tenders, exchanges, consents, authorizations, waivers, and/or acceptances in connection with each Exchange Offer and related Consent Solicitation. In so soliciting, the Dealer Managers shall not be deemed to act as agents of the Company or its direct or indirect subsidiaries (each a "Subsidiary" and, collectively, the "Subsidiaries"), and the Company and its Subsidiaries shall not be deemed to act as agents of the Dealer Managers. In addition, in so soliciting, no broker, dealer, commercial bank or trust company shall be deemed to act as agents of the Dealer Managers or as agents of the Company or its Subsidiaries, the Dealer Managers shall not be deemed to act as agents of any broker, dealer, commercial bank or trust company, and the Dealer Managers shall have no liability to the Company or any other person for any losses, claims, damages, liabilities and expenses arising from any act or omission on the part of any broker, dealer, commercial bank or trust company.

                  The Dealer Managers will provide the Company with general capital restructuring and other advice in connection with each Exchange Offer and related Consent Solicitation; provided, however, that the Company shall retain its own counsel for legal and tax advice. In connection with such advice, the Dealer Managers will analyze the capital structure of the Company and the Company's businesses, operations and prospects.

         2. MAILING OF OFFERING DOCUMENTS. At the commencement of the applicable Exchange Offer, the Company shall cause to be mailed to each registered Holder of DBS Securities and GSS Securities a copy of the Prospectus and the related consent and letter of transmittal, the notice of guaranteed delivery and any other offering materials prepared expressly for use by Holders tendering and voting with respect to DBS Securities or GSS Securities, as applicable, pursuant to the applicable Exchange Offer and related Consent Solicitation (the "Offering Documents"), together with a return envelope. Thereafter, to the extent practicable, until the expiration of each Exchange Offer and related Consent Solicitation, the Company shall use its best efforts to cause copies of such materials and a return envelope to be mailed to each person who becomes a Holder of DBS Securities or GSS Securities, as applicable.

         3.       SOLICITATION OF TENDERS.

                  (a) The Dealer Managers agree to use their reasonable best efforts, in accordance with their customary practices, to solicit Holders of DBS Securities and GSS Securities, in each case, pursuant to the applicable Exchange Offer and related Consent Solicitation; notwithstanding the foregoing, nothing set forth in this Agreement shall require the Dealer Managers to continue to render services hereunder (i) for the period during which any restraining order shall remain in effect with respect to an Exchange Offer or related Consent Solicitation or with respect to any of the transactions in connection with, or contemplated by, such Exchange Offer or related Consent Solicitation or this Agreement if, in the Dealer Managers' sole judgment, they believe it inadvisable to render services pursuant hereto, or
                           (ii) if the Dealer Managers' continuing so to act would, in their sole judgment, violate any statute, regulation or other law of the United States or any state or other jurisdiction applicable to such Exchange Offer or Consent Solicitation;

                  (b) The Dealer Managers shall not be under any liability to the Company or its Subsidiaries for any act on the part of any broker or dealer, commercial bank or trust company which solicits holders, and the Dealer Managers, and the Indemnified Persons (as defined in Schedule A hereto), shall have no liability to the Company, its Subsidiaries or any other person in connection with the services rendered pursuant to this Agreement, except for any liability for claims, liabilities, losses, damages or expenses determined by a court of competent jurisdiction by a final judgment (which judgment is no longer subject to appeal or review) to have resulted primarily from actions taken or omitted to be taken as a result of the Dealer Managers' or such Indemnified Person's gross negligence or willful misconduct;

                  (c) The Offering Documents will be prepared or approved by the Company; the Dealer Managers and any other broker or dealer or any commercial bank or trust company are authorized to use the Offering Documents in connection with the solicitation of Holders; the Company shall not amend or supplement the Offering Documents or prepare or approve any related material for use in connection with an Exchange Offer or related Consent Solicitation without first having submitted a copy thereof to the Dealer Managers within a reasonable period of time prior to the use thereof; the Dealer Managers may rely on the accuracy and adequacy of written materials delivered to them by the Company without any independent investigation or verification thereof; the Company agrees, at its expense, to furnish to the Dealer Managers as many copies of the Offering Documents in final form for use by the Dealer Managers in connection with an Exchange Offer and related Consent Solicitation as the Dealer Managers may reasonably request;

                  (d) The Company agrees to furnish to the Dealer Managers cards or lists or copies thereof showing the names and addresses of, and the principal amount of DBS Securities or GSS Securities, as applicable, held by the registered Holders of the DBS Securities and GSS Securities, respectively, as of the appropriate date, and shall advise the Dealer Managers upon request (but not more frequently than once each business day) during the continuance of an Exchange Offer as to any transfers of record of the DBS Securities or GSS Securities, as applicable;

                  (e) The Company shall orally inform the Dealer Managers upon request (but not more frequently than once each business day) during an Exchange Offer (to be followed by written confirmation) as to the amounts of DBS Securities and GSS Securities, as applicable, which have been tendered pursuant to such Exchange Offer during the interval since its previous daily report to the Dealer Managers pursuant to this provision, and the names and addresses of any registered Holders (i) who have tendered DBS Securities or GSS Securities or (ii) who have delivered Consents to either of the Proposed Amendments;

                  (f) The Company agrees to advise the Dealer Managers promptly of the occurrence of any event which could cause the Company to withdraw, rescind, or modify an Exchange Offer or related Consent Solicitation; and

                  (g) The Company shall arrange for the exchange agent named in the Offering Documents relating to the Exchange Offers and the Consent Solicitations to cooperate with the Dealer Managers in all respects reasonably requested by the Dealer Managers.

         4. COMPENSATION AND EXPENSE REIMBURSEMENT. Fees for this Agreement are set forth in a separate letter, dated April [ ], 2001, by and among the Company, CIBC and CSFB.

         5. TERMINATION. Subject to Sections 3 and 11 hereof, the Dealer Managers may resign and the Company may terminate the Dealer Managers' engagement hereunder upon five days' written notice. The Dealer Managers' engagement hereunder may be extended by written agreement of the parties hereto. If the Dealer Managers resign or the Company terminates the engagement of a

                  Dealer Manager hereunder for any reason, however, such Dealer Manager shall be entitled to receive all of the fees earned and amounts payable in respect of expenses incurred pursuant to Section 4 hereof (including the fees and expenses of Latham & Watkins) up to and including the effective date of such resignation or termination and the indemnity and contribution provisions contained in Section 6 hereof, including Schedule A hereto, shall remain in full force and effect; provided, that if the Company terminates the engagement of a Dealer Manager hereunder for any reason and the Company or any of its affiliates, within 12 months of the date of such termination, proceeds with any transaction, the terms of which do not differ materially from the terms set forth in any Offering Document or as recommended by such Dealer Manager prior to such termination, such Dealer Manager also shall be entitled to receive all of the amounts due and payable pursuant to Sections 4(a), (b) and (c) hereof as if this Agreement were to remain in effect with respect to such subsequent transaction.

         6. INDEMNITY. The Company agrees to indemnify the Indemnified Parties (as defined in Schedule A) as set forth in Schedule A hereto, which Schedule A is incorporated herein and made a part hereof.

         7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Dealer Managers that at the commencement, and throughout the continuance, of each Exchange Offer and related Consent Solicitation:

                  (a) A registration statement on Form S-4 (the "Registration Statement") in respect of the New Subordinated Securities, the New Senior Securities and the Exchange Offers has been filed with the Commission on April 11, 2001; the Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Dealer Managers, and, excluding exhibits thereto have been filed with the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, if any, has been issued and no proceeding for that purpose has been initiated or, to our knowledge, threatened by the Commission (any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, herein called a "Preliminary Prospectus"); the various parts of the Registration Statement, including all exhibits, annexes and schedules thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with this Agreement contained in the Registration Statement at the time such part of the registration statement became effective, is herein collectively called the "Registration Statement;" and such final prospectus, in the form included in the Registration Statement at the time it became effective or first filed pursuant to Rule 424(b) under the Act, is herein called the "Prospectus;"

                  (b) No order preventing or suspending the use of the Preliminary Prospectus or Prospectus has been issued by the Commission, and each Preliminary Prospectus or Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or necessary to correct any material statement in any pre-commencement communication made by the Company with respect to the Exchange Offers; provided, however, that this representation and warranty will not apply to any statements or omissions made solely in reliance upon and in conformity with information furnished in writing to the Company by CIBC or CSFBC, as dealer managers and solicitation agents, expressly for use therein;

                  (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omissions made in reliance upon and in conformity with information furnished in writing to the Company by CIBC or CSFBC, as dealer managers and solicitation agents, expressly for use therein;

                  (d) None of the Offering Documents and no other report, filing, document, release, or communication published or incorporated by reference in any such document in connection with the Exchange Offers and Consent Solicitations will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

                  (e) The Company is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Prospectus and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, have a Material Adverse Effect (as defined below);

                  (f) The Company has taken all corporate action necessary to authorize the making and consummation of each Exchange Offer and Consent Solicitation;

                  (g) Each of the Offering Documents will comply in all material respects with all federal securities laws and with all applicable rules or regulations of any other governmental or regulatory authority or body, including applicable "blue sky" or similar securities laws;

                  (h) All the outstanding shares of capital stock or other securities evidencing equity ownership of the Company are duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

                  (i) The Prospectus sets forth and identifies in reasonable detail all outstanding short-term and long-term indebtedness of the Company and its Significant Subsidiaries (as defined below), on a consolidated basis, prior to and after giving effect to each Exchange Offer;

                  (j) The Company's "significant subsidiaries" (as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof) (the "Significant Subsidiaries") are set forth in Schedule B hereto under the caption "Significant Subsidiaries." Each Significant Subsidiary is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, except where the failure to be in good standing would not, singly or in the aggregate, have a Material Adverse Effect, and has all requisite corporate or limited liability company power to carry on its business as it is being conducted and as described in the Prospectus and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation or partnership, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. All of the outstanding shares of capital stock and other securities evidencing equity ownership of each of the Significant Subsidiaries have been duly authorized and validly issued and are fully paid and (except, in the case of limited liability company interests, to the extent that the provisions of the applicable limited liability company act requiring members to return distributions may be deemed to constitute assessability) non-assessable and free of any preemptive or similar rights, and are owned by the Company, directly, or indirectly through one of the other Significant Subsidiaries, free and clear of any lien, adverse claim, security interest or other encumbrance, except as are in effect under the Credit Agreement, dated as of January 14, 2000 (the "PM&C Credit Facility"), by and among Pegasus Media & Communications, Inc. ("PM&C") and the several lenders from time to time party thereto, as amended from time to time, and the Amended and Restated Credit Agreement, dated as of May 8, 1998 (the "Golden Sky Credit Facility" and, together with the PM&C Credit Facility, the "Credit Facilities"), by and among Golden Sky Systems, Inc. and Golden Sky Holdings, Inc. and Golden Sky DBS, Inc., as guarantors, and the several lenders from time to time party thereto, as amended from time to time;

                  (k) None of the Company or any of the Significant Subsidiaries is (A) in violation of its charter, bylaws, limited liability company agreement or other organizational documents or (B) in default in the performance of any material bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) in violation in any material respect of any law, statute, rule, regulation, judgment or court decree applicable to it or any of its assets or properties, except in the case of clauses (B) and
                           (C), for any violation or default that would not, singly or in the aggregate, (x) have a material adverse effect on the assets, liabilities, business, results of operations, condition (financial or otherwise), cash flows, affairs or prospects of the Company and its Significant Subsidiaries, taken as a whole, (y) interfere with or adversely affect the Exchange Offers or (z) in any manner draw into question the validity of this Agreement or any of the transactions contemplated hereby or by the Offering Documents (any of the events set forth in clauses
                           (x), (y) or (z), a "Material Adverse Effect"). There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument;

                  (l) On the date of consummation of each Exchange Offer, the Amended DBS Indenture, the New Subordinated Indenture, the Amended GSS Indenture and the New Senior Indenture, as applicable, will have been qualified under and will conform with the Trust Indenture Act of 1939, as amended (the "TIA");

                  (m) The Exchange Offers and the issuance of the New Subordinated Securities and the New Senior Securities pursuant thereto and the Consent Solicitations and the performance of this Agreement and the consummation of the other transactions contemplated hereby and by the Offering Documents, will not (i) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, by-laws, limited liability company agreement or other organizational documents of the Company or any of its Significant Subsidiaries or except where such conflict or breach would not have a Material Adverse Effect, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries or their respective property is bound, (ii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its Significant Subsidiaries or its property, (iii) result in the imposition or creation of (or the obligation to create or impose) a lien under, any agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries or their respective property is bound, except where such imposition or creation would not have a Material Adverse Effect or (iv) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or any of its Significant Subsidiaries or result in any other impairment of the rights of the holder of any such Authorization which would have a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency or authority is required for the Exchange Offers and the issuance of the New Subordinated

                           Securities and the New Senior Securities pursuant to the Exchange Offers and the Consent Solicitations, performance of this Agreement and the consummation of the other transactions contemplated hereby and by the Offering Documents, except (A) such as have been obtained and made and (B) such as are disclosed in the Prospectus. Except as described above, no consents or waivers from any other person are required for the execution, delivery and performance by the Company and its Significant Subsidiaries, as applicable, of this Agreement or the consummation of the transactions contemplated hereby, other than (A) such as have been obtained and made and (B) such as are disclosed in the Prospectus;

                  (n) Each of this Agreement, the Amended DBS Indenture, New Subordinated Indenture, Amended GSS Indenture and New Senior Indenture has been duly and validly authorized and when executed and delivered by the applicable parties, will constitute a legal, valid and binding agreement of the applicable parties, enforceable against the applicable parties in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers or conveyances), by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights and limitations of indemnification and contribution, by federal and state securities laws and principles of public policy;

                  (o) The New Subordinated Securities and the New Senior Securities have been duly authorized, and, on the date of the consummation of the applicable Exchange Offer, will have been validly executed and delivered by the Company. When the New Subordinated Securities and the New Senior Securities have been issued, executed and authenticated in accordance with the provisions of the Amended DBS Indenture, New Subordinated Indenture, the Amended GSS Indenture and the New Senior Indenture, as applicable, and delivered to and exchanged for by the Holders in accordance with the terms of the applicable Exchange Offer, the New Subordinated Securities and the New Senior Securities will be entitled to the benefits of the Amended DBS Indenture, New Subordinated Indenture, Amended GSS Indenture and the New Senior Indenture, as applicable, and the New Subordinated Securities and the New Senior Securities will be valid and binding obligations of the Company, enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers or conveyances) and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (p) There is (i) except as otherwise disclosed in the Prospectus no action, suit, proceeding or investigation before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company and its Significant Subsidiaries, threatened or contemplated to which the Company or any Significant Subsidiary is or may be a party or to which the business or property of the Company or any Significant Subsidiary is subject, (ii) except as otherwise disclosed in the Prospectus, no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Significant Subsidiary is or may be subject or to which the business, assets, or property of the Company or any Significant Subsidiary is or may be subject, issued that, in the case of clauses (i),
                           (ii) and (iii) above, might, singly or in the aggregate, result in a Material Adverse Effect;

                  (q) There is (i) no significant unfair labor practice complaint pending or, to the best knowledge of the Company and the Significant Subsidiaries, threatened against the Company or any Significant Subsidiary before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the best knowledge of the Company and the Significant Subsidiaries, threatened against the Company or any Significant Subsidiary, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any Significant Subsidiary nor, to the best knowledge of the Company and its Significant Subsidiaries, threatened against the Company or any Significant Subsidiary and (iii) no union representation question existing with respect to the employees of the Company or any Significant Subsidiary. To the best knowledge of the Company and its Significant Subsidiaries, no union organizing activities are taking place. None of the Company or any Significant Subsidiary has violated (A) any federal, state or local law, statute, rule or regulation or foreign law, statute, rule or regulation relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws, (C) any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder or (D) analogous foreign laws, statutes, rules and regulations, which in the case of clause (A), (B),
                           (C) or (D) above might, singly or in the aggregate, result in a Material Adverse Effect;

                  (r) In the ordinary course of its business, the Company and each Significant Subsidiary conducts periodic reviews of the effect of Environmental Laws (as defined below) and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants on the business, assets, operations and properties of the Company and each Significant Subsidiary, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, all material capital and operating expenditures required for clean-up, closure of properties and compliance with Environmental Laws, all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect. None of the Company or any Significant Subsidiary has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permit, license or other approval required of it under applicable Environmental Laws or is violating any term or condition of such permit, license or approval which might, singly or in the aggregate, have a Material Adverse Effect;

                  (s) All tax returns required to be filed by the Company and each Significant Subsidiary, in all jurisdictions, have been so filed, except to the extent such failure to file would not singly, or in the aggregate, have a Material Adverse Effect. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. There are no material proposed additional tax assessments against the Company or any Significant Subsidiary or the assets or property of the Company or any Significant Subsidiary;

                  (t) The Company and each Significant Subsidiary has (i) good and marketable title to all of the properties and assets necessary for the operation of its business as described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as (A) are described in the Prospectus, (B) are in effect under the Credit Facilities, or (C) would not, singly or in the aggregate, have a Material Adverse Effect, (ii) peaceful and undisturbed possession under all leases to which it is party as lessee except such as would not, singly or in the aggregate, have a Material Adverse Effect, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and will have made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts or governmental agencies, bodies or administrative agencies or authorities (each an "Authorization") necessary to engage in the business conducted by it in the manner described in the Prospectus, except where failure to hold such Authorizations would not, singly or in the aggregate, have a Material Adverse Effect and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, all such Authorizations are valid and in full force and effect. The Company and each Significant Subsidiary is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All material leases to which the Company and each Significant Subsidiary is a party are valid and binding and no material default by the Company or any such Significant Subsidiary has occurred and is continuing thereunder and no material defaults by the landlord are existing under any such lease;

                  (u) The Company and each Significant Subsidiary owns or has valid and enforceable licenses to use all material patents, patent rights, licenses, inventions, copyrights, know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") employed by it in connection with the businesses operated by it as described in the Prospectus, and none of the Company or any Significant Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing. To the best knowledge of the Company, the use of the Intellectual Property in connection with the business and operations of the Company and the Significant Subsidiaries does not infringe on the rights of any person;

                  (v) The Company and each Significant Subsidiary maintains insurance covering its properties, operations, personnel and businesses, except where the failure to do so would not, singly or in the aggregate, have a Material Adverse Effect. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and each of the Significant Subsidiaries and their businesses. None of the Company or any Significant Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof;

                  (w) The accountants who have certified or shall certify the financial statements included as part of the Prospectus (the "Accountants"), are independent accountants within the meaning of the Act. The historical consolidated financial statements and schedules of the Company and the Significant Subsidiaries and the historical financial statements and schedules of each of the entities and businesses acquired or to be acquired by the Company and the Significant Subsidiaries and included in the Prospectus comply as to form in all material respects with the requirements applicable to registration statements on Form S-4 under the Act and present fairly the consolidated financial position and results of operations of the Company and the Significant Subsidiaries and the financial position and results of operations of each of the entities and businesses acquired or to be acquired by the Company and the Significant Subsidiaries and included in the Prospectus at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The other historical financial and statistical information and data included in the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the financial statements included in the Prospectus and the books and records of the Company, the Significant Subsidiaries or the entities or businesses acquired or to be acquired by the Company and the Significant Subsidiaries included in the Prospectus;

                  (x) No relationship, direct or indirect, exists between or among the Company or any Significant Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Significant Subsidiary on the other hand, which is required to be described in a registration statement on Form S-4 and which is not so described;

                  (y) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company, any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company; provided, that this representation and warranty will not be deemed to be breached by reason of any action taken with respect to the DBS Securities or GSS Securities by any rating organization after the date hereof solely because of the Proposed Amendments or the reorganization;

                  (z) Since the respective dates as of which information is given in the Prospectus, other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its Significant Subsidiaries, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its Significant Subsidiaries and (iii) none of the Company or any of its Significant Subsidiaries has incurred any material liability or obligation, direct or contingent;

                  (aa) The Company is not and, after giving effect to each Exchange Offer and the exchange of the New Subordinated Securities for the DBS Securities and the New Senior Securities for the GSS Securities, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended;

                  (bb) Each certificate signed by any officer of the Company and delivered to the Dealer Managers or counsel for the Dealer Managers shall be deemed to be a representation and warranty to the Dealer Managers as to the matters covered thereby; and

                  (cc) The Company has made or will make appropriate arrangements with The Depository Trust Company and any other "qualified" registered securities depository to allow for the book-entry transfer of tendered DBS Securities and GSS Securities between depository participants and the exchange agent.

         8. ADDITIONAL OBLIGATIONS OF THE COMPANY. The Company will furnish to the Dealer Managers, without charge, two signed copies of the Registration Statement and any post-effective amendments thereto, including all of the documents incorporated by reference therein and all financial statements and schedules.

                  (a) The Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as practicable. The Company will prepare and file, as required, any and all necessary amendments or supplements to any of the Offering Documents, will promptly furnish to the Dealer Managers true and complete copies of each such amendment and supplement within a reasonable period of time prior to the filing thereof and will use its reasonable best efforts to cause the same to become effective as promptly as practicable.

                  (b) The Company shall advise the Dealer Managers promptly of (i) the time when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) the occurrence of any event which could cause the Company to withdraw, rescind, terminate or modify an Exchange Offer or would permit the Company to exercise any right not to accept DBS Securities and GSS Securities tendered under the applicable Exchange Offer, (iii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which it believes would require the making of any change in any of the Offering Documents then being used or would cause any representation or warranty contained in this Agreement to be untrue or in-accurate in any material respect, (iv) any proposal or requirement to make, amend or supplement any filing required by the Securities Act, the Exchange Act or "blue sky" or other state securities laws in connection with an Exchange Offer or to make any filing in connection with an Exchange Offer pursuant to any other applicable law, rule or regulation, (v) the issuance by the Commission or any other federal, state, local or foreign governmental or regulatory authorities or any court (each an "Other Agency" and collectively, the "Other Agencies") of any comment or order or the taking of any other action concerning the Exchange Offers (and, if in writing, will furnish the Dealer Managers with a copy thereof), (vi) any material developments in connection with an Exchange Offer, including, without limitation, the commencement of any lawsuit concerning an Exchange Offer and (vii) any other information relating to an Exchange Offer, the Offering Documents or this Agreement which the Dealer Mangers may from time to time reasonably request. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or any state securities commission or other regulatory authority shall issue an order suspending the qualification of the New Subordinated Securities or New Senior Securities under state securities or "blue sky" laws, the Company shall make every reasonable effort to obtain the withdrawal of such order at the earliest practicable time.

                  (c) Prior to the issuance of the New Subordinated Securities and New Senior Securities, as applicable, the Company shall obtain the registration or qualification thereof under the securities or "blue sky" laws of such jurisdictions as may be required for the consummation of the applicable Exchange Offer and shall furnish the Dealer Managers with preliminary and final forms of "blue sky" memoranda evidencing such registration and qualification.

                  (d) Prior to the consummation of an Exchange Offer, the Company shall furnish to the Dealer Managers, as soon as they have been prepared by the Company, a copy of any consolidated financial statements of the Company and its consolidated subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Registration Statement and the Prospectus.

                  (e) The Company will fully comply in a timely manner with the applicable provisions of Rule 424 under the Securities Act.

         9. COVENANTS OF THE COMPANY AND CONDITIONS OF OBLIGATIONS. The obligation of the Dealer Managers to render services pursuant to this Agreement shall at all times be subject, in their sole discretion, to the following conditions, which the Company covenants to effect:

                  (a) The Prospectus will have been either (i) filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act in accordance with this Agreement or (ii) included in the Registration Statement; no stop order suspending the effectiveness of the Registration Statement or any part thereof will have been issued and no proceeding for that purpose will have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission will have been complied with to the Dealer Managers' reasonable satisfaction.

                  (b) The Company shall at all times during the Exchange Offers and Consent Solicitations have performed all of its obligations hereunder theretofore to be performed in all material respects;

                  (c) All representations, warranties and other statements of the Company contained in this Agreement are now, and at all times during the continuance and at the consummation of the Exchange Offers and the Consent Solicitations shall be, true and correct in all material respects;

                  (d) On the date of closing of each Exchange Offer, Drinker Biddle & Reath LLP shall deliver to the Dealer Managers an affirmative customary opinion substantially in the form of Exhibit I;

                  (e) On the date of closing of each Exchange Offer, the Dealer Managers shall have received a letter dated the closing of each such Exchange Offer, in form and substance satisfactory to the Dealer Managers, from each of PricewaterhouseCoopers LLP and KPMG LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Dealer Managers with respect to the financial statements and certain financial information contained in the Prospectus;

                  (f) On the date of closing of each Exchange Offer, the Dealer Managers shall have received a certificate dated the date of the closing of each such Exchange Offer, signed by a vice president and the Chief Financial Officer of the Company, confirming the matters set forth in Sections 9(c) and 9(h) and stating that the Company has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the closing of each such Exchange Offer;

                  (g) On the date of closing of each Exchange Offer, the Company and the trustees shall have executed the New Subordinated Indenture and the New Senior Indenture and the Dealer Managers shall have received copies thereof, each duly executed by the Company and the trustees.

                  (h) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the New Subordinated Securities or the New Senior Securities than that on which the New Subordinated Securities or the New Senior Securities were offered for exchange, except, in each case, for actions taken with respect to the DBS Securities or GSS Securities solely because of the Proposed Amendments;

                  (i) On or after the commencement of the Exchange Offers and prior to the expiration of either Exchange Offer, there shall not have occurred any of the following:
                           (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange;
                           (ii) a suspension or material limitation in trading in the Company's securities on The Nasdaq National

                           Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Dealer Managers makes it impracticable or inadvisable to proceed with such Exchange Offer on the terms and in the manner contemplated in the Offering Documents; or (v) the occurrence of a material adverse change in the existing financial, political or economic conditions in the United States or elsewhere which, in the judgment of the Dealer Managers would materially and adversely affect the financial markets or the success of such Exchange Offer;

                  (j) No stop order, restraining order or injunction shall have been issued by the Commission or any court and no litigation shall have been commenced or threatened before the Commission or any court with respect to
                           (i) the making or the consummation of any Exchange Offer, including the issuance of the New Subordinated Securities to be exchanged for the DBS Securities and the New Senior Securities to be exchanged for the GSS Securities; (ii) the execution, delivery or performance by the Company of this Agreement; (iii) the delivery or the acceptance thereof of the Consents to each of the Proposed Amendments or (iv) any of the transactions in connection with, or contemplated by, the Offering Documents which the Dealer Managers or their legal counsel in good faith believe makes it inadvisable for the Dealer Managers to continue to render services pursuant hereto and it shall not have otherwise become unlawful under any law or regulation, federal, state or local, for the Dealer Managers so to act, or continue so to act, as the case may be; and

                  In addition, the Company shall have delivered to the Dealer Managers such additional documents, certificates and opinions as the Dealer Managers may reasonably request.

         10. REFERENCE TO THE DEALER MANAGERS. The Company agrees that any reference to the Dealer Managers or any of their affiliates in any Offering Document, or any other release or communication to any party outside the Company, is subject to the Dealer Managers' prior written approval. If a Dealer Manager resigns or is terminated prior to the dissemination of any Offering Document or any other release or communication, no reference shall be made therein to such Dealer Manager without such Dealer Manager's prior written permission.

         11. ACCESS TO INFORMATION. In connection with the Dealer Managers' activities hereunder, the Company agrees to furnish each Dealer Manager with all information concerning the Company that each Dealer Manager reasonably deems appropriate and agrees to provide each Dealer Manager with reasonable access to the Company's officers, directors, accountants, counsel, consultants and other appropriate agents and representatives. The Company acknowledges that the Dealer Managers may rely upon the completeness and accuracy of information and data furnished to them by the Company's officers, directors, employees, agents and representatives without an independent verification of such information and data or an appraisal of the Company's assets.

         12. AGREEMENT OF DEALER MANAGERS. The Dealer Managers agree to assist the Company in ascertaining the name and state of residence of every beneficial holder of the GSS Securities and DBS Securities in order to assist "blue sky" counsel with the "blue sky" memoranda required pursuant to this Agreement.

         13. SURVIVAL OF CERTAIN PROVISIONS. The indemnity and contribution agreements contained in Section 6 of this Agreement (including Schedule A hereto), the representations and warranties and covenants of the Company made pursuant to Sections 7 and 9, respectively, of this Agreement, this Section 13 and, subject to the third sentence of Section 5, the compensation and expense reimbursement provisions contained in Sections 4 and 5 of this Agreement, shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Managers or by or on behalf of any Indemnified Person (as defined in Schedule A hereto), (b) consummation of the Exchange Offers or the Consent Solicitations, or (c) any termination or expiration of this Agreement, and shall be binding upon, and shall inure to the benefit of, any successors, assigns, heirs and personal representatives of the Company, the Dealer Managers, the Indemnified Persons and any such person.

         14. NOTICES. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) to the Company, c/o Pegasus Communications Management Company, 225 City Line Avenue, Suite 200, Bala Cynwyd, PA 19004, Attention: Chief Financial Officer; (b) to the Dealer Managers at (i) CIBC World Markets Corp., 425 Lexington Avenue, New York, New York 10017, Attention: Brian Perman; and (ii) Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010, Attention:
                  Transactions Advisory Group; and (c) in the case of any notice given to a Dealer Manager, with a copy to Latham & Watkins, 885 Third Avenue, New York, New York 10022, Attention: Marc D. Jaffe, Esq.; and (d) in the case of any notice given to the Company, with a copy to Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, PA 19103-6996,
                  Attention: Michael B. Jordan, Esq.

         15. CONSTRUCTION. This Agreement, including the schedules and exhibits hereto, incorporates the entire understanding of the parties and supersedes all previous agreements, and shall be governed by, and construed in accordance with, the laws of the State of New York as applied to contracts made and performed in such State.

         16. SEVERABILITY. Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

         17. HEADINGS. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not to be deemed to be part of this Agreement.

         18. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

         19. THIRD PARTY BENEFICIARIES. This Agreement has been and is made solely for the benefit of the Company, CIBC, CSFBC and the other Indemnified Persons referred to in Section 6 and Schedule A hereto and their respective successors, heirs, personal representatives and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

         20. ADVERTISEMENTS. The Company agrees that the Dealer Managers shall have the right to place advertisements in financial and other newspapers and journals at their own expense describing their services to the Company hereunder; provided, that (i) the Dealer Managers shall have submitted a copy of any such proposed advertisement to the Company for its prior approval, which approval shall not be unreasonably withheld or delayed and (ii) the publication of such advertisements shall comply with applicable law, including, without limitation, any federal or state securities laws.

         21. MODIFICATION. This Agreement may not be modified or amended except in writing, duly executed by the parties hereto.

         22. NO RIGHTS IN SHAREHOLDERS, ETC. The Company recognizes that each Dealer Manager has been retained only by the Company, and that the engagement of each such Dealer Manager is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, owner or partner of the Company or any other person not a party hereto as against each such Dealer Manager or any of either such Dealer Manager's respective affiliates or the respective directors, officers, agents, employees or representatives. Unless otherwise expressly agreed, no one other than the Company is authorized to rely upon the engagement of the Dealer Managers hereunder or any statements, advice, opinions or conduct by the Dealer Managers.

         23. FURTHER AGREEMENTS. This Agreement does not constitute any agreement, express or implied, on the part of the Dealer Managers or any commitment by the Dealer Managers to underwrite, purchase, place, or cause the placement of any securities or indebtedness or to advise the Company in connection with any sale of any of its business or assets or in connection with any merger, consolidation or similar transaction. Any such commitment by either Dealer Manager shall be at such Dealer Manager's option and would be subject to, among other things, the satisfactory completion by such Dealer Manager of an appropriate due diligence investigation of the Company and the execution by such Dealer Manager and the Company of a customary agreement acceptable to such Dealer Manager and its counsel. Any such agreement would include, among other things, customary representations, warranties, opinions and compensation arrangements acceptable to either such Dealer Managers and its counsel.

                  If the foregoing terms correctly set forth our agreement, please confirm this by signing and returning to the Dealer Managers a duplicate copy of this letter. Thereupon, this letter, as signed in counterpart, shall constitute our agreement on the subject matter herein.

                                   CIBC WORLD MARKETS CORP.



                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------



                                   CREDIT SUISSE FIRST BOSTON CORPORATION



                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------





Confirmed and agreed to as of the date first above written:

PEGASUS SATELLITE COMMUNICATIONS, INC.

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

                                   SCHEDULE A

                  This Schedule A is a part of and is incorporated into that certain Dealer Manager and Consent Solicitation Agreement (together, the "Agreement"), dated April [ ], 2001, among the Company, CIBC World Markets Corp. ("CIBC") and Credit Suisse First Boston Corporation ("CSFBC"). Capitalized terms used herein without definition shall have the meanings ascribed to them in such Dealer Manager and Consent Solicitation Agreement.

                  The Company agrees to indemnify and hold harmless each of the Dealer Managers and their affiliates and their respective officers, directors, partners, employees, representatives and agents, and any other persons controlling such Dealer Manager or any of its affiliates within the meaning of
Section 15 of the Act, or Section 20 of the Securities Exchange Act of 1934, as amended, and each of its respective officers, directors, partners, employees, representatives and agents (each Dealer Manager and each such other person or entity being referred to as an "Indemnified Person"), to the fullest extent lawful, from and against all claims, liabilities, losses, damages, and expenses (including without limitation and as incurred, reimbursement of all costs of investigating, preparing, pursuing, or defending any such claim or action, including the fees and expenses of counsel to the Indemnified Persons, whether or not arising out of pending litigation or other action or proceeding or threatened litigation or threatened other action or proceeding), directly or indirectly related to, or arising out of, or in connection with (i) actions taken or omitted to be taken by the Company, its affiliates, employees, directors, officers, partners, representatives, or agents in connection with any transaction contemplated by this Agreement; (ii) actions taken or omitted to be taken by any Indemnified Person pursuant to the terms of, or in connection with services rendered pursuant to, this Agreement, provided, however, that, in the case of this subsection (ii), the Company shall not be responsible for any claim, liability, loss, damage or expense arising primarily out of or based primarily upon the willful misconduct or gross negligence (as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review) of such Indemnified Person; and (iii) any untrue statement or alleged untrue statement of a material fact contained in any Offering Document or any omission or alleged omission to state a material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading, except, in the case of this subsection (iii), with respect to any statements or omissions made solely in reliance upon and in conformity with information furnished in writing to the Company by a Dealer Manager expressly for use in such Offering Document. The Company shall notify the Dealer Managers and any Indemnified Person against whom there is instituted, threatened, or asserted any litigation, proceeding or claim promptly of such institution, threat or assertion, which involves the Company (and as to which the Company has notice) in connection with the matters addressed by this Agreement.

                  If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Indemnified Person in respect of which indemnity may be sought from the Company hereunder, such Indemnified Person promptly shall notify the Company in writing; provided, that the failure of any Indemnified Person to give such notice shall not relieve the Company of its obligations pursuant to this Agreement, unless it shall have been determined by a court of competent jurisdiction, by a final judgment not subject to appeal or review, that such failure shall have resulted in a material adverse effect upon the Company. Such Indemnified Person shall have the right to employ counsel in any such action and the reasonable fees and expenses of such counsel shall be paid by the Company. The Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Persons, which firm shall be designated in writing by such Indemnified Person. The Company shall have the right to employ separate counsel in, and to participate in the defense of, any action or proceeding with respect to which it has no right to assume the defense, but the fees and expenses of such counsel shall be at the expense of the Company.

                  If the indemnification provided for herein is finally determined by a court of competent jurisdiction to be unavailable to an Indemnified Person under the first paragraph of this Schedule A in respect of any claims, liabilities, losses, damages or expenses referred to therein, then the Company, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such claims, liabilities, losses, damages or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Dealer Managers on the other, from the services rendered pursuant to this Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company on the one hand and the Indemnified Person on the other, as well as any other relevant equitable considerations. The relative benefits to the Company on the one hand and to the Dealer Managers on the other hand with respect to the Exchange Offers shall be deemed to be in the same proportion as (a) the total value of the securities proposed to be offered by the Company in connection with the Exchange Offers bears to (b) the fees paid to the Dealer Managers with respect to the Exchange Offers. The relative fault of the Company on the one hand and such Indemnified Person on the other with respect to the Exchange Offers shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by such Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Agreement, the Indemnified Persons, in the aggregate, shall not be required to contribute any amount in excess of the amount of fees actually received by the Dealer Managers pursuant to Section 4 of this Agreement in connection with the Exchange Offers that gave rise to such liability. The Company and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. The Company also agrees that no Indemnified Person shall have any liability to the Company for or in connection with this Agreement and the engagement of the Dealer Managers hereunder, except for such claims, liabilities, losses, damages, or expenses incurred by the Company to the extent they are determined by a court of competent jurisdiction by a final judgment, no longer subject to appeal or review, to have resulted from such Indemnified Person's willful misconduct or gross negligence.

                  The indemnity and contribution obligations of the Company set forth herein shall be in addition to any liability or obligation the Company may otherwise have to any Indemnified Person.

                                   SCHEDULE B

       SIGNIFICANT SUBSIDIARIES OF PEGASUS SATELLITE COMMUNICATIONS, INC.


Golden Sky DBS, Inc.
Golden Sky Holdings, Inc.
Golden Sky Systems, Inc.
Pegasus Broadband Communications, Inc.
Pegasus Broadcast Television, Inc.
Pegasus Guard Band, LLC
Pegasus Media & Communications, Inc.
Pegasus Satellite Development Corporation
Pegasus Satellite Television, Inc.
PST Holdings, Inc.

                                    EXHIBIT I



                                  May [ ], 2001




CIBC WORLD MARKETS CORP.
425 Lexington Avenue
New York, New York 10017

CREDIT SUISSE FIRST BOSTON CORPORATION
Eleven Madison Avenue
New York, NY  10010-3629

Ladies and Gentlemen:

                  We have acted as counsel to Pegasus Satellite Communications, Inc., a Delaware corporation (the "Company"), and its direct and indirect subsidiaries (each a "Subsidiary" and, collectively, the "Subsidiaries") in connection with the execution and delivery of the Dealer Manager and Consent Solicitation Agreement dated as of April [ ], 2001 (the "Agreement"), among the Company and you as the Dealer Managers, and in connection with the consummation of the transactions contemplated thereby and by each Exchange Offer and related Consent Solicitation. This opinion is being delivered to you pursuant to Section 9(d) of the Agreement, and all capitalized terms used herein have the meanings assigned to them in the Agreement unless otherwise defined herein.

                  In that capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Agreement, Offering Documents, such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and the Subsidiaries, and have made such inquiries of such officers and representatives and have considered such matters of law, as we have deemed appropriate as the basis for the opinions hereinafter set forth.

                  In all cases, we have assumed the genuineness of signatures, the authenticity of documents submitted as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company and the Subsidiaries. We have further assumed that the Agreement has been duly authorized, executed and delivered by, and is the legal, valid and binding obligation of, all parties thereto other than the Company.

                  As to questions of fact material to this opinion, we have relied upon the accuracy of the representations and warranties made by the parties in the Agreement and of certificates and other comparable documents of officers and representatives of the Company and the Subsidiaries, upon statements made to us in discussions with the Company's management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

CIBC WORLD MARKETS CORP.
CREDIT SUISSE FIRST BOSTON CORPORATION
May [ ], 2001
Page 2

                  Based on the foregoing, and subject to the qualifications, limitations and assumptions stated herein, we are of the following opinion:

                  1. The Company is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to carry on its business as, to our knowledge, it is being conducted and as described in the Prospectus and to own, lease and operate its properties known to us.

                  2. Each of the Significant Subsidiaries is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, except where the failure to be in good standing would not, singly or in the aggregate, have a Material Adverse Effect, and has all requisite corporate or limited liability company power and authority to carry on its business as, to our knowledge, it is being conducted and as described in the Prospectus and to own, lease and operate its properties known to us, and is duly qualified and in good standing as a foreign corporation or partnership, as the case may be, authorized to do business in each jurisdiction set forth on Schedule I to this opinion. All of the outstanding shares of capital stock and other securities evidencing equity ownership of each of the Significant Subsidiaries have been duly authorized and validly issued and are fully paid and (except, in the case of liability company interests, to the extent that the provisions of the applicable limited liability company act requiring members to return distributions may be deemed to constitute assessability) nonassessable and free of any preemptive or similar rights, and are owned by the Company directly or indirectly through one of the other Significant Subsidiaries, free and clear of any lien, adverse claim, security interest or other encumbrance known to us, except as are in effect under the Credit Facilities.

                  3. To the best of our knowledge, none of the Company or any of the Significant Subsidiaries is in violation of its charter, bylaws limited liability company agreement or other organizational documents or is in default in the performance of the PM&C Credit Facility, the Golden Sky Credit Facility, the indenture governing Pegasus Media & Communications, Inc.'s $85.0 million in aggregate principal amount of its 12 1/2% senior subordinated notes due 2005, the indenture governing the Company's $115.0 million in aggregate principal of its 9N% senior notes due 2005, the indenture governing the Company's $100.0 million in aggregate principal of 9 3/4% senior notes due 2006, the indenture governing the Company's $155.0 million in aggregate principal amount of its 12 1/2% Series A senior subordinated notes due 2007, the DBS Indenture or the GSS Indenture (other than any financial covenants included in any of such documents, as to which we express no opinion).

                  4. Each Exchange Offer, the Amended DBS Indenture, the New Subordinated Indenture, the Amended GSS Indenture and the New Senior Indenture, as applicable, has been qualified under and conforms with the Trust Indenture Act of 1939, as amended (the "TIA").

                  5. Each Exchange Offer and the issuance of the New Subordinated Securities and the New Senior Securities pursuant to the applicable Exchange Offer and related Consent Solicitation do not, and the performance of the Agreement and the consummation of the other transactions contemplated by the Agreement and the Offering Documents, will not violate, conflict with or

CIBC WORLD MARKETS CORP.
CREDIT SUISSE FIRST BOSTON CORPORATION
May [ ], 2001
Page 3

constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or (except as contemplated in the second and third sentences of this paragraph) require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any Significant Subsidiary, or an acceleration of any indebtedness of the Company or any Significant Subsidiary pursuant to, (i) the charter, bylaws, limited liability company agreement or other organizational documents of the Company or any Significant Subsidiary,
(ii) any material bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument known to us relating to borrowed money to which the Company or any Significant Subsidiary is a party or by which any of them or their property is bound, (iii) any statute, rule or regulation known to us applicable to the Company or any Significant Subsidiary or their assets or properties or (iv) any judgment, order or decree known to us of any court or governmental agency, body or administrative agency or authority having jurisdiction over the Company, any Significant Subsidiary or their respective assets or properties. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any regulatory agency or body, administrative agency, or other governmental agency is required for each Exchange Offer and the issuance of the New Subordinated Securities and the New Senior Securities pursuant to the applicable Exchange Offer and related Consent Solicitation and the performance of the Agreement and the consummation of the other transactions contemplated by the Agreement and the Offering Documents, except (A) such as have been obtained or made (or, will be obtained or made) under the Securities Act, the Trust Indenture Act and state securities or Blue Sky laws and regulations, (B) such as may be required by the National Association of Securities Dealers, Inc. and the Federal Communications Commission, and (C) such as are disclosed in the Prospectus. To the best of our knowledge, except as described above, no consents or waivers from any other person are required for the execution, delivery and performance by the Company and its Significant Subsidiaries, as applicable, of this Agreement or the consummation of the transactions contemplated hereby and thereby, other than (A) such as have been obtained and made and (B) such as are disclosed in the Prospectus.

                  6. The Company is not and will not be as a result of the exchange by the Company of DBS Securities for New Subordinated Securities or GSS Securities for New Senior Securities (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, or (ii) a "holding company" or a "subsidiary" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935.

                  7. The statements in the Prospectus under the captions Risk Factors, Description of the Pegasus Satellite Senior Notes, Description of the Pegasus Satellite Senior Subordinates Discount Notes, Description of Certain Indebtedness and Certain Federal Income Tax Considerations, insofar as they are descriptions of contracts, agreements or other legal documents or laws, regulations or statutes, are accurate in all material respects and present fairly the information required to be shown.

                  8. To the best of our knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property or assets of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, might, singly or in the aggregate, have a Material Adverse Effect; and, to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

CIBC WORLD MARKETS CORP.
CREDIT SUISSE FIRST BOSTON CORPORATION
May [ ], 2001
Page 4

                  9. The Company has taken all corporate action necessary to authorize the making and consummation of each Exchange Offer and related Consent Solicitation.

                  10. Each of the Offering Documents complies as to form in all material respects with all federal securities laws and with all applicable rules or regulations of any other governmental or regulatory authority or body, and no consent or approval of, or filing with, any governmental or regulatory authority or body is required in connection with the commencement or consummation of each Exchange Offer or related Consent Solicitation, other than those consents or approvals which have been obtained or any filing which has been made prior to the commencement or consummation, as the case may be, of each Exchange Offer and related Consent Solicitation. The terms of each Exchange Offer as described in the Prospectus comply with Rule 14e-1 under the Exchange Act.

                  11. All the outstanding shares of capital stock or other securities evidencing equity ownership of the Company are duly authorized and validly issued and are fully paid, non-assessable. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the outstanding shares of capital stock pursuant to the Company's charter or by-laws or any agreement or other instrument (except as set forth in the Registration Statement and the Prospectus) known to such counsel.

                  12. The New Subordinated Securities and the New Senior Securities have been duly authorized, validly executed and delivered by the Company. When the New Subordinated Securities and the New Senior Securities have been issued, executed and authenticated in accordance with the provisions of the Amended DBS Indenture, New Subordinated Indenture, the Amended GSS Indenture and the New Senior Indenture, as applicable, and delivered to and exchanged for the applicable GSS Securities and DBS Securities by the Holders validly tendering in accordance with the terms of the applicable Exchange Offer, the New Subordinated Securities and the New Senior Securities will be entitled to the benefits of the Amended DBS Indenture, New Subordinated Indenture, Amended GSS Indenture and the New Senior Indenture, as applicable, and the New Subordinated Securities and the New Senior Securities will be valid and binding obligations of the Company, enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers or conveyances) and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  13. Each of the Agreement, the Amended DBS Indenture, New Subordinated Indenture, Amended GSS Indenture and New Senior Indenture has been duly and validly authorized and when executed and delivered by the applicable parties, will constitute a legal, valid and binding agreement of the applicable parties, enforceable against the applicable parties in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally (including laws relating to fraudulent transfers or conveyances), by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights and limitations of indemnification and contribution, by federal and state securities laws and principles of public policy.

CIBC WORLD MARKETS CORP.
CREDIT SUISSE FIRST BOSTON CORPORATION
May [ ], 2001
Page 5

                  14. The Registration Statement is effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

                  15. The Registration Statement and the Prospectus and each amendment or supplement thereto (apart from the financial statements, notes and other financial data and schedules thereto contained therein, as to which such counsel has not been requested to express an opinion) comply in all material respects with the Securities Act, and the other Offering Documents and each amendment or supplement thereto comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                  We have participated in conferences with officers and other representatives of the Company and the Significant Subsidiaries and representatives of the independent public accountants of the Company and representatives of the Dealer Managers at which the contents of the Prospectus and related matters were discussed and, although we have not undertaken to investigate or verify independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company and the Subsidiaries), we do not believe that the Prospectus (except as to financial statements, including the notes thereto, and supporting schedules and other financial and accounting data included therein or omitted therefrom, as to which we express no belief), as of its date or the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  We express no opinion concerning the laws of any jurisdiction other than the law of the Commonwealth of Pennsylvania, the federal law of the United States of America and the General Corporation Law and Limited Liability Company Act of the State of Delaware. Further, we express no opinion concerning any law or regulation administered by the Federal Communications Commission or otherwise regulating the broadcast or satellite television businesses.

                  We advise you that Michael B. Jordan, a partner in our firm, is an assistant secretary of the Company and the Significant Subsidiaries.

                                             Yours very truly,

                                   Schedule I


Golden Sky DBS, Inc.
--------------------
         Delaware, Missouri

Golden Sky Holdings, Inc.
-------------------------
         Delaware, Missouri

Golden Sky Systems, Inc.
------------------------
         Alabama, Arizona, California, Colorado, Delaware, Georgia, Idaho, Iowa, Kansas, Michigan, Minnesota, Missouri, Montana, Nebraska, Nevada, North Carolina, North Dakota, Oklahoma, Oregon, Tennessee, Texas, Wisconsin, Wyoming

Pegasus Broadband Communications, Inc.
--------------------------------------
         Delaware

Pegasus Broadcast Television, Inc.
----------------------------------
         Florida, Georgia, Mississippi, Pennsylvania, Tennessee

Pegasus Guard Band, LLC
-----------------------
         Delaware

Pegasus Media & Communications, Inc.
------------------------------------
         Delaware

Pegasus Satellite Development Corporation
-----------------------------------------
         Delaware

Pegasus Satellite Television, Inc.
----------------------------------
         Alabama, Delaware, Minnesota, North Dakota, South Carolina, Texas, Wisconsin

PST Holdings, Inc.
------------------
         Delaware

                                      I-1